                                                                  EXHIBIT (g)(1)

                       PACIFIC GAS AND ELECTRIC COMPANY
                   COMPUTATION OF EARNINGS PER COMMON SHARE

---------------------------------------------------------------------------------------
                                                          Year ended December 31,
                                                   ------------------------------------
(in thousands, except per share amounts)              1994         1993         1992
---------------------------------------------------------------------------------------
EARNINGS PER COMMON SHARE (EPS) AS SHOWN
 IN THE STATEMENT OF CONSOLIDATED INCOME

Net income                                         $1,007,450   $1,065,495   $1,170,581
Less preferred dividends                               57,603       63,812       78,887
                                                   ----------   ----------   ----------
 Net income for calculating EPS for
  Statement of Consolidated Income                 $  949,847   $1,001,683   $1,091,694
                                                   ==========   ==========   ==========
Average common shares outstanding                     429,846      430,625      422,714
                                                   ==========   ==========   ==========
EPS as shown in the Statement of
  Consolidated Income                              $     2.21   $     2.33   $     2.58
                                                   ==========   ==========   ==========

PRIMARY EPS (1)

Net income                                         $1,007,450   $1,065,495   $1,170,581
Less preferred dividends                               57,603       63,812       78,887
                                                   ----------   ----------   ----------
 Net income for calculating primary EPS            $  949,847   $1,001,683   $1,091,694
                                                   ==========   ==========   ==========
Average common shares outstanding                     429,846      430,625      422,714
Add exercise of options, reduced by the
 number of shares that could have been
 purchased with the proceeds from
 such exercise (at average market price)                  538        1,619          707
                                                   ----------   ----------   ----------
Average common shares outstanding as
 adjusted                                             430,384      432,244      423,421
                                                   ==========   ==========   ==========
Primary EPS                                             $2.21        $2.32        $2.58
                                                   ==========   ==========   ==========

FULLY DILUTED EPS (1)

Net income                                         $1,007,450   $1,065,495   $1,170,581
Less preferred dividends                               57,603       63,812       78,887
                                                   ----------   ----------   ----------
 Net income for calculating fully diluted EPS      $  949,847   $1,001,683   $1,091,694
                                                   ==========   ==========   ==========
Average common shares outstanding                     429,846      430,625      422,714
Add exercise of options, reduced by the
 number of shares that could have been
 purchased with the proceeds from such
 exercise (at the greater of average or
 ending market price)                                     538        1,895        1,134
                                                   ----------   ----------   ----------
Average common shares outstanding as
 adjusted                                             430,384      432,520      423,848
                                                   ==========   ==========   ==========
Fully diluted EPS                                  $     2.21   $     2.32   $     2.58
                                                   ==========   ==========   ==========

-----------------------

(1) This presentation is submitted in accordance with Item 601(b)(11) of Regulation S-K. This presentation is not required by APB Opinion No. 15, because it results in dilution of less than 3%.

                                                                  EXHIBIT (g)(1)

                              PACIFIC GAS AND ELECTRIC COMPANY
                          COMPUTATION OF EARNINGS PER COMMON SHARE
                                         (unaudited)

--------------------------------------------------------------------------------------------
                                                  Three months ended        Six months ended
                                                       June 30,                June 30,
                                                --------------------    --------------------
(in thousands, except per share amounts)          1995        1994        1995        1994
--------------------------------------------------------------------------------------------
EARNINGS PER COMMON SHARE (EPS) AS SHOWN
  IN THE STATEMENT OF CONSOLIDATED INCOME

Net income                                      $405,520    $241,365    $734,207    $478,317
Less preferred dividends                          14,494      14,362      28,988      28,820
  Net income for calculating EPS for            --------    --------    --------    --------
    Statement of Consolidated Income            $391,026    $227,003    $705,219    $449,497
                                                ========    ========    ========    ========
Average common shares outstanding                426,621     429,762     428,344     429,150
                                                ========    ========    ========    ========
EPS as shown in the Statement of
    Consolidated Income                         $    .92    $    .53    $   1.65    $   1.05
                                                ========    ========    ========    ========

PRIMARY EPS (1)

Net income                                      $405,520    $241,365    $734,207    $478,317
Less:  preferred dividends                        14,494      14,362      28,988      28,820
       amortization of premium on preferred
          stock redemption                         1,167                   1,167
                                                --------    --------    --------    --------
  Net income for calculating primary EPS        $389,859    $227,003    $704,052    $449,497
                                                ========    ========    ========    ========
Average common shares outstanding                426,621     429,762     428,344     429,150
Add exercise of options, reduced by the
  number of shares that could have been
  purchased with the proceeds from
  such exercise (at average market price)            133         520          88         626
                                                --------    --------    --------    --------
Average common shares outstanding as
  adjusted                                       426,754     430,282     428,432     429,776
                                                ========    ========    ========    ========
Primary EPS                                     $    .91    $    .53    $   1.64    $   1.05
                                                ========    ========    ========    ========

FULLY DILUTED EPS (1)

Net income                                      $405,520    $241,365    $734,207    $478,317
Less:  preferred dividends                        14,494      14,362      28,988      28,820
       amortization of premium preferred
          stock redemption                         1,167                   1,167
                                                --------    --------    --------    --------
  Net income for calculating fully diluted EPS  $389,859    $227,003    $704,052    $449,497
                                                ========    ========    ========    ========
Average common shares outstanding                426,621     429,762     428,344     429,150
Add exercise of options, reduced by the
  number of shares that could have been
  purchased with the proceeds from such
  exercise (at the greater of average or
  ending market price)                               184         520         184         626
                                                --------    --------    --------    --------
Average common shares outstanding as
  adjusted                                       426,805     430,282     428,528     429,776
                                                ========    ========    ========    ========
Fully diluted EPS                               $    .91    $    .53    $   1.64    $   1.05
                                                ========    ========    ========    ========
--------------------------------------------------------------------------------------------

(1) This presentation is submitted in accordance with Item 601(b)(11) of Regulation S-K. This presentation is not required by APB Opinion No. 15, because it results in dilution of less than 3%.